UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2023

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7272 Wisconsin Avenue Suite 1300 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	WD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 8, 2023, the Board of Directors (the “Board”) of Walker & Dunlop, Inc. (the “Company”) approved and adopted amendments to the Amended and Restated Bylaws of the Company (as so amended, the “Bylaws”).

The amendments revise the advance notice disclosure requirements contained in the Bylaws to require the stockholder proposing business or nominating directors to make additional representations and provide additional information about the stockholder, each proposed nominee for director, if applicable, and each Stockholder Associated Person (as defined in the Bylaws), if applicable, including any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Regulation 14A (or any successor provision) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The amendments also include certain requirements for the stockholder proposing business to verify, update or certify information previously provided.

Further, the amendments prohibit a stockholder from nominating a greater number of director candidates than are subject to election by stockholders at the applicable meeting or substituting or replacing any proposed nominee unless the substitute or replacement is nominated in accordance with the advance notice disclosure requirements contained in the Bylaws. The amendments also clarify that, except as otherwise determined by the chair of the meeting, if the stockholder giving notice pursuant to the advance notice disclosure requirements contained in the Bylaws does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a director or the proposed business, as applicable, such matter shall not be considered at the meeting.

The amendments also address the universal proxy rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), by clarifying that no person may solicit proxies in support of a director nominee other than the Board’s nominees unless such person has complied with Rule 14a-19 under the Exchange Act, including applicable notice and solicitation requirements. Further, any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, with the white proxy card being reserved for exclusive use by the Board.

The amendments also (i) permit the Board to determine that a meeting of stockholders may be held partially or solely by means of remote communication, and (ii) provide additional detail on the procedures to be followed by stockholders seeking to request that the Company hold a special meeting of stockholders.

The amendments also include a new Article XVII that contains exclusive forum provisions for certain litigation. In particular, unless the Company consents in writing to the selection of an alternative forum, any state court of competent jurisdiction in Maryland, or, if such state courts do not have jurisdiction, the United States District Court for the District of Maryland shall be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the Maryland General Corporation Law (the “MGCL”), or any successor provision thereof, (b) any derivative action, suit or proceeding brought on behalf of the Company, other than actions arising under federal securities laws, (c) any action, suit or proceeding asserting a claim of breach of any duty owed by any director or officer or other employee of the Company to the Company or to the stockholders of the Company, (d) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the MGCL or the charter of the Company or the Bylaws, or (e) any other action asserting a claim against the Company or any director or officer or other employee of the Company that is governed by the internal affairs doctrine. Also, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint, or any rule or regulation thereunder.

The amendments also include certain technical, conforming, modernizing or clarifying changes to the Bylaws. The foregoing description of the changes contained in the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALKER & DUNLOP, INC. (Registrant)

Date: February 10, 2023	By:	/s/ Richard M. Lucas
		Name:	Richard M. Lucas
		Title:	Executive Vice President, General Counsel & Secretary